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                                                                    Exhibit 10.1

                        USP PROPERTY MANAGEMENT AGREEMENT

         This Agreement is made and entered into, effective as of July 1, 1981, by and between USP Real Estate Investment Trust, a common law trust organized under the laws of the State of Iowa, with its principal place of business at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499 (hereinafter referred to as "Owner") and AEGON USA Realty Management, Inc., with its principal place of business at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499 (hereinafter referred to as "Manager"). In consideration of the mutual covenants, promises and agreements herein contained, Owner and Manager do hereby covenant, promise and agree to and with each other as follows:

                                   WITNESSETH

1.       PARTIES AND INTEREST:

         Owner is the owner of commercial real property located throughout the continental United States (hereinafter referred to collectively as the "Premises"). Manager has the experience and staff necessary and suitable for the management and operation of real estate properties in the United States and desires to undertake the management and operation of the real estate properties of Owner. Manager is an independent contractor and Owner shall have no voice in the selection or discharge of Manager's servants, representatives, or sub-contractors, or in their number or in the compensation to be received by them or in the period of hours of their employment, and no control over the specific manner in which the work shall be done, but Manager shall be responsible for the quality of work done and of the materials furnished, and warrants that they shall conform to the terms of this Agreement.

2.       TERM:

         Owner does hereby designate Manager the exclusive manager of all of Owner's real estate interests for the term of one (1) year commencing on the effective date hereof. This designation shall be automatically renewed annually on each anniversary of the effective date hereof for an additional one (1) year period, subject to the right of either party to cancel this Agreement at any time by giving the other party not less than thirty (30) days written notice of its intention to so terminate.

3.       DUTIES OF MANAGER:

         Manager shall serve as an independent contractor, as Owner's sole and exclusive agent for the management of the Premises. Both parties acknowledge that certain individual properties owned by Owner are presently operated pursuant to "net leases" and other similar arrangements with third parties. These individual properties will not be covered by this Agreement until any such net leases are terminated, at which time operation of these properties shall be turned over to Manager pursuant to this Agreement. Owner and Manager agree, upon the request of either party at any time during the term of this Agreement, to acknowledge a schedule of properties covered hereby, including the legal description thereof if desired.

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4.       SERVICES OF MANAGER:

         Subject to such express restrictions or limitations on its authority and to such written instructions as may from time be imposed or given by Owner, Manager shall, on behalf and for the account of Owner:

         A. Use its best efforts to lease and keep leased to desirable tenants all space held for lease. Manager shall lease the Premises with each lease identifying Owner (or the trade name of the Premises) as the title holder of the Premises and owner of the lease.

                  Without the prior approval of Owner, no lease, including renewal options, shall exceed (i) one year for apartment leases, (ii) ten years for office or warehouse leases or (iii) twenty years for shopping center leases. In the event that a lease contract contemplated to be entered into by Manager in the name of the Owner is not within the limitations set forth in the preceding sentence, such lease contract shall be first subject to the written approval of Owner, which approval shall not be unreasonably withheld. Manager shall advise Owner personally or by certified mail of any such proposed lease or amendment thereto. If Owner fails to advise Manager within ten
                  (10) days after receipt of such notice, it shall be presumed that Owner granted Owner's written approval thereto and, accordingly, Manager shall be authorized to execute such lease contract in the name of Owner without being in violation of Manager's duties hereunder. All leases of the Premises shall remain the property of Owner and, regardless of their terms, copies shall be promptly provided to Owner. Manager shall have the right, without prior consent, at Owner's expense, to repair, alter, modify and improve (as distinguished from expansion) the existing structures, in connection with any such lease; prior approval, however, of Owner to be secured by Manager on all such matters involving costs in excess of Twenty-Five Thousand Dollars ($25,000.00) for any one item.

                  Manager may collect from lessees, security deposits as deposits for the performance under the leases, the amount of such security deposits to be for such sum as is customary in the locality of said real estate. Failure by Manager to obtain any security deposit shall not constitute any nature of default by Manager hereunder. The security deposits, as collected, shall be paid over each month to Owner following the month of collection by Manager.

B.       BOOKS AND RECORDS:

                  The term "Agreement Year" as used herein shall mean the calendar year ending December 31st each year. The first Agreement Year shall be the period beginning on the date hereof and ending on the next December 31st, and the last Agreement Year shall be the period beginning January 1st of the last year of the term of this Agreement and ending with the last day of the term of this Agreement.

                  Manager shall maintain, in a manner and form consistent with generally accepted methods of accounting, at its office, during each Agreement Year and retain such for a period of three (3) consecutive years thereafter, complete and accurate general books of account, which will reflect all receipts derived from the operation of the Premises by


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                  Manager during such Agreement Year, including but not limited to, original invoices, sales and other records pertaining to the business of operating the Premises and other pertinent papers and documents which will enable Owner to determine the gross receipts derived by Manager from the Premises. All of the aforementioned records shall be open to inspection and audit by Owner or its agents at all reasonable times during ordinary business hours. On termination of this Agreement, all records shall be delivered to Owner at the Premises. Owner and Manager recognize that Owner, itself, may have records pertaining to the Premises as to which Manager does not have actual knowledge; and nothing in this paragraph shall be interpreted to impose any duty on Manager with respect to such records or any other records of a type which would not be kept by a reasonably prudent business manager.

                  Manager shall establish a bank account into which receipts relating to the Premises of the Owner transmitted to Manager or collected by Manager shall be deposited. From the funds in such bank account, Manager shall pay the following types of expenses associated with operation of the Premises (it being understood that nothing herein shall be interpreted to impose on Manager liability for the payment of any such expenses from Manager's own funds): on-site salary expenses of every kind and nature, utility charges, custodial service, management fees hereunder to Manager and all other recurring-type charges relating to the operation of the Premises (all of the aforesaid being herein sometimes referred to as "Premises Operating Expenses"). Manager shall submit to Owner on or before the tenth (10th) day of each month during the term hereof (including the tenth (10th) day of the month following the end of the term) at the place then fixed for the payments hereunder, a check in a sum equal to all funds in the bank account for the Premises except a nominal sum to pay obligations due prior to receipt of additional rentals, and a written statement, certified by Manager to be true and correct to the best of his knowledge and belief, showing in reasonably accurate detail, the amount of aforesaid receipts and the amount of Premises Operating Expenses disbursed from such bank account and the resulting difference for the preceding month accompanied by copies of invoices or statements paid, if applicable. Manager shall submit to the Owner on or before the thirtieth (30th) day following the end of each Agreement Year, at the place then fixed for payments, a complete statement of the aforesaid annual figures for the preceding Agreement Year in reasonable detail certified by Manager. Relative to the authority of Manager to pay from the bank account Premises Operating Expenses (as hereinabove referred to), such authority of Manager shall be limited as stated in subparagraph 4(C) hereof.

         C.       MAINTENANCE:

                  (1) Manager shall, at Owner's expense (but subject to the limitations hereinafter set forth), at all times during the term of this Agreement, keep the Premises, both exterior and interior, structural and otherwise, in good repair, and shall make all repairs and replacements, both exterior and interior, structural and otherwise; and Manager shall, at Owner's expense (subject, however, to the limitations hereinafter set forth) satisfy each and every obligation, duty or payment required of the lessor on the leases or any substitute leases entered into during the term of


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                           this Agreement. Manager shall also, at Owner's
                           expense (subject, however, to the limitations hereinafter set forth), keep the Premises in a clean condition, free from noxious odors, and shall not permit or allow any refuse or debris of Manager to accumulate thereon, or upon the sidewalks, alleys or streets adjoining the same, and shall remove any obstruction from the sidewalks adjoining the Premises. Manager shall exercise reasonable efforts to see that no article deemed extra hazardous on account of fire or other dangerous properties, nor any explosive shall be brought on or into the Premises, except that this provision shall not apply to articles usually held for storage in substantially similar buildings.

                  (2) The funds of Owner shall be utilized by Manager for the purpose of fulfilling the foregoing responsibilities subject, however, to the following limitations:

                           (a) Manager is authorized to enter into any agreement, verbal or written, for performance of its responsibilities only if the consideration payable by Owner pursuant to such agreement is Twenty-Five Thousand Dollars ($25,000) or less (however, Manager may enter into such agreements where the consideration payable pursuant thereto is more than Twenty-Five Thousand Dollars ($25,000) if, in Manager's sole opinion, such repairs are necessary to protect the Premises, fulfill obligations of Owner under leases or rental agreements or prevent bodily injury).

                           (b) If any written contract for the performance of such responsibilities is in the name of Owner, then irrespective of the amount payable pursuant thereto, only an authorized agent of Owner shall be authorized to execute any such contract (and for these purposes Manager shall not be deemed to be an authorized agent of Owner).

                           (c) If any contract for the performance of the aforesaid duties is not cancellable by Manager on sixty (60) days' notice or less, then Manager shall not enter into such contract without the prior written approval of Owner, notwithstanding that the consideration payable thereunder may be Twenty-Five Thousand Dollars ($25,000) or less. The preceding provisions do not relate to the contractual authority of Manager as to signing leases of building space and such authority shall be restricted only as specifically provided in paragraph 4(A) hereof.

                           (d) Notwithstanding Paragraph 4(C)(2)(a), if any contract for performance of the aforesaid duties is cancellable by Manager on sixty
                                    (60) days' notice or less, then Manager may enter into such contract without the prior written approval of Owner so long as the maximum consideration payable, upon the giving of notice of cancellation, does not exceed Twenty-Five Thousand Dollars ($25,000).


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         D.       Employees:

                  Manager shall engage such employees as it deems necessary for the operation and maintenance of the Premises. Such employees shall be deemed employees of Manager, or such local agent or agents as may be retained by Manager and not in the employ of Owner. Manager, at its expense, shall maintain adequate fidelity insurance on those of its home office employees who handle funds or assets of Owner. Owner shall reimburse Manager for all direct and indirect salary, moving and traveling expenses of those personnel of Manager performing on-site property management and maintenance functions, but Manager shall not be reimbursed for such expenses incurred with respect to its off-site supervisor and administrative personnel.

         E.       Workmen's Compensation:

                  Manager agrees to provide and Owner agrees to reimburse Manager for all premiums, contributions and taxes for Workmen's Compensation insurance, unemployment insurance, and for old age pensions, annuities and retirements benefits, now or hereafter imposed by or pursuant to federal and state laws, which are measured by the wages, salaries or other remuneration paid to persons employed by Manager in connection with the performance of the Management Agreement except as related to personnel of Manager performing property management functions operating out of the home office of Manager. Manager agrees to carry Workmen's Compensation Insurance and Employer's Liability Insurance in accordance with the laws of the states in which Owner owns real estate to be at all times in force and Owner agrees to reimburse Manager for the cost thereof.

         F.       Code Requirements:

                  Manager shall use its best efforts to comply with all building costs, zoning and licensing requirements, and other requirements of the duly constituted federal, state and local governmental authorities with respect to the Premises. Manager may, in its discretion and at Owner's expense, appeal from any requirement it deems unwarranted and it may compromise or settle any dispute regarding such requirements.

         G.       Condemnation Proceedings:

                  Manager may act on behalf of Owner in any eminent domain proceedings for the condemnation of the Premises and may, if Manager deems it advisable, at Owner's expense, employ independent real estate experts for appraisal and testimony in connection with any such proceedings. Manager will make recommendations as to the advisability of compromise or settlement of any such proceedings.


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         H.       Real Estate Experts:

                  Manager may enlist the services of other real estate brokers or agents in the performance of its duties hereunder to the extent deemed necessary or appropriate. The expense of the services will be paid by Owner.

         I.       Rent Collection:

                  Use its best efforts to collect rent and other income relating to the Premises. Manager may, in its discretion, compromise claims for such rent and other income and, at the expense of Owner, institute legal proceedings in its own name or in the name of Owner to collect the same, to oust or dispossess tenants or others occupying such real estate interests, and otherwise to enforce the rights of Owner with respect thereto and in its discretion may compromise or settle such proceedings.

         J.       Public Liability Insurance:

                  Manager, at Owner's expense, shall at all times during the term of this Agreement carry general liability, accident and property damage insurance and such other insurance as shall be carried for the protection of Owner and Manager as contemplated in this paragraph. Such liability, accident and property damage insurance shall be to protect Owner and Manager against any claims for injuries to person or persons or property arising or growing out of the use of the Premises, and the amount of liability insurance shall not be less than the sum of One Hundred Thousand ($100,000) per person and Three Hundred Thousand ($300,000) per accident, and the amount of public liability property damage insurance shall not be less than the sum of Fifty Thousand ($50,000) per accident.

         K.       Fire Insurance:

                  Manager, at Owner's expense, at all times during the term of this Agreement shall carry fire, extended coverage, vandalism and malicious mischief insurance in an amount equal to not less than ninety percent (90%) of the replacement value of all buildings and improvements on the Premises without deduction for depreciation, in good and solvent insurance companies authorized to do business in the state and approved by Owner. All insurance policies shall contain a replacement cost endorsement and be in the name of Owner as the insured.

         L.       Rent Insurance:

                  Manager, at Owner's expense, shall carry rental insurance in an amount equal to fifty percent (50%) or more of the annual gross receipts from the lessees of the Premises in good and solvent insurance companies authorized to do business in the state and approved by Owner. All such policies shall be in the name of and made payable to Owner.


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5.       COMPENSATION:

         Owner hereby agrees to pay Manager compensation in the amount of five percent (5%) of gross income derived from the operation of the Premises. "Gross Income" shall mean any and all income from the Premises including: rents, percentage rents, overage rents, expense participation rents and all rents or payment from tenants of any nature, income from services rendered to tenants (i.e., maid service, janitorial or cleaning service, trash collection, elevator service, etc.), and all income from concessions of any kind, including all coin-operated facilities on the Premises. Also included in gross income shall be any amounts collected in lieu of the above-enumerated items such as forfeited security deposits and judgments or awards collected in the enforcement of any lease or rental agreement. In addition, Manager shall be entitled to reimbursement of expenses incurred by Manager in attending meetings at the request of Owner.

6.       LIABILITY OF MANAGER:

         Manager will give Owner the benefit of its best judgment and efforts in rendering the foregoing services to Owner. Manager shall not be liable for any act or omission whatsoever of any agent or representative, or for Manager's negligence or error in judgment except its willful misfeasance, bad faith or gross negligence in the conduct of its duties; and Owner shall indemnify and save harmless Manager from and against any and all liabilities, claims and damages, costs and expenses (including reasonable attorney's fees) to which Manager may become subject by reason or arising out of the performance or non-performance of its duties as Manager; provided, however, that no such return will be made of damages, costs or expenses which may be incurred by Manager by reason of its willful misfeasance, bad faith or gross negligence in the conduct of its duties. The foregoing provisions of this paragraph shall survive the termination of this Agreement, but this shall not be construed to mean that Owner's liabilities or obligations hereunder do not survive as to the other provisions of this Agreement.

7.       STATUS OF TRUST:

         In the event that the terms of this Agreement at any time shall, in the opinion of the counsel for Owner, impair the status of Owner as a "Real Estate Investment Trust" within the meaning of Part II, subcharacter M of the Internal Revenue Code of 1954, as now enacted or hereafter amended, the parties shall, within 30 days after Owner shall have given to Manager written notice of such impairment, negotiate such amendments as may be necessary to restore, in the opinion of counsel for Owner, such status of Owner.

8.       MECHANIC'S LIENS:

         Manager shall not have nor shall anyone claiming by, through or under Manager have the right to file or place any mechanic's liens or other lien of any kind or character whatsoever upon the Premises, or upon the interest of Manager therein, and notice is hereby given that no contractor, subcontractor or anyone else who may furnish any material, service or labor for any building, improvements, alternations, repairs or any part thereof shall at any time be or become entitled to any lien thereon.


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9.       CONFORMITY OF LAW:

         Manager covenants, with respect to the Premises, fixtures and appurtenances, that at Owner's expense (subject to the limitations on Manager's contractual authority as herein set forth), Manager shall use due diligence to cause them to conform to every applicable requirement of law or duly constituted authority, and to the applicable requirements of all carriers of insurance on the Premises, any Board of Underwriters, Rating Bureau or similar organization including, but not limited to, requirements pertaining to the health, welfare or safety of employees or the public, such as adequate toilet facilities, fire exits, exit signs, safe electrical wiring and elevators. Manager shall, at Owner's cost and expense (but subject to the herein set forth limitations on Manager's contractual authority), make such improvements or installations as may be necessary to satisfy this requirement and shall, at all times during the term, promptly comply with all such requirements whether now or hereafter in effect and whether now or hereafter applicable for any reason whatsoever. Anything contained herein to the contrary notwithstanding, should Manager use the Premises for any purpose other than the purposes as are normally incidental to such uses, or should Manager permit any area of the Premises to remain vacant while they are usable for such purposes, Manager shall, at Owner's expense (but subject to the herein set forth limitations of Manager's contractual authority), cause the Premises to conform to any additional requirements of law, duly constituted authorities, carriers of insurance on the Premises and any Rating Bureau, Board of Underwriters or similar organization applicable to the Premises solely because of such other use, or such non-use of the Premises.

10.      STATE AND LOCAL LAW:

         Manager shall use due diligence to prevent the Premises from being used for any unlawful purpose and shall at all times comply with the laws and the rules and regulations of the applicable governmental bodies and fire inspection and rating bureaus relating to the use of the Premises, including sidewalks, alleys and streets adjoining, the cost and expense of such compliance to be the responsibility of Owner (but Manager's contractual authority with respect thereto shall be limited as herein set forth).

11.      INSURANCE CLAIMS:

         Manager shall settle and adjust any claims against any insurance company under the fire or extended coverage policies of insurance as described in paragraph 4(K) hereof, but before making final settlement of all claims over Ten Thousand Dollars ($10,000), the written approval of Owner shall be had.

12.      SUBORDINATION:

         Owner and Manager agree that this Agreement is and shall be subordinated to any mortgages or trust deeds held by or for any bank, insurance company, seller or other lending institution that may be now on or hereafter placed upon the Premises, and to any and all advances to be made thereunder, and to the interests thereon and all renewals, replacements and extensions thereof. The preceding sentence shall not be interpreted to enlarge the duties of Manager hereunder or to diminish the rights of Manager hereunder, the sole purpose of the preceding sentence being to indicate the agreement of Owner and Manager that a


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foreclosure of any such mortgage or trust deed shall terminate this Management
Agreement (but shall not release the then accrued obligations of the parties hereunder).

13.      CONDEMNATION:

         In the event of any condemnation or taking, all damages shall be the exclusive property of Owner, provided, however, Manager shall be entitled to any proceeds recovered by Manager in its own right on account of any and all damage to Manager's business by reason of condemnation.

14.      INDEMNIFICATION:

         If either party shall default, the successful party shall be reimbursed by the other for all costs and expenses incurred in the enforcement of any of the provisions of this Agreement, including reasonable attorney's fees.

15.      REPRESENTATIONS:

         The following covenants, representations, warranties and restrictions are made by Manager:

         A. Manager will not assign, sell or otherwise dispose of or permit any other person to acquire any title to its interest in this Agreement.

         B. Manager will not directly or indirectly create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon this Agreement or upon any income or fees therefrom except as provided in this Agreement.

16.      NOTICE:

         Whenever, under the terms of this Agreement, any notice is required to be served upon the other party, said notice shall be served upon the other party by personal service or by sending said notice by certified mail to the other party. Notice to each party shall be in writing, and until further notification in writing, shall be mailed as follows:

         Notice to Owner shall be mailed as follows:

         USP Real Estate Investment Trust
         4333 Edgewood Road N.E.
         Cedar Rapids, Iowa   52499

         Notice to Manager shall be mailed as follows:

         AEGON USA Realty Management, Inc.\
         4333 Edgewood Road N.E.
         Cedar Rapids, Iowa   52499


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17.      CUMULATIVE RIGHTS:

         The various rights, powers, objects, elections and remedies of Owner and Manager provided in this Agreement shall be construed as cumulative and no one of them is exclusive of the others or exclusive of any rights or remedies allowed Owner and Manager by law.

18.      CONSENT:

         Owner and Manager shall not unreasonably withhold their consent whenever such consent shall be required under the terms of this Agreement.

19.      PARAGRAPH HEADINGS:

         The paragraph headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or in any way affect the terms and provisions hereof.

20.      RULES OF CONSTRUCTION:

         Where necessary herein, the terms "Owner" and "Manager" shall apply to the plural or the agents or employees of Owner, or Manager, and all terms used in the singular or in the masculine shall apply to the plural or to the feminine or neuter gender.

21.      AMENDMENTS:

         This Agreement may be amended only by the mutual consent of the parties. However, no such amendment shall become effective unless it be reduced to an instrument in writing specifically referring to this Agreement, is signed by both parties and dated.

22.      SUCCESSORS AND ASSIGNS:

         The provisions of this Agreement shall apply to and bind the immediate parties and the heirs, executors, administrators, successors and assigns of the respective parties. Owner may assign this Agreement without the consent of Manager, however, Manager may only assign this Agreement with the prior written consent of Owner. Until such time, however, as Manager has received written notice from Owner of the party to which Owner has assigned this Agreement, Manager shall continue to tender performance hereunder to Owner as herein provided. This Agreement supersedes any and all prior agreements or understandings, oral or written, by and between the parties hereto relating to leasing or managing the Premises.

23.      TRUST:

         It is understood and agreed by the parties hereto:


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         A.       That Owner is a common law trust organized under the laws of the State of Iowa pursuant to a Declaration of Trust dated October 5, 1972, as amended, and recorded in the Office of the Recorder of Linn County, Iowa.

         B. That the holders of shares of beneficial interest in Owner shall not be personally liable hereon, and,

         C. That the other party hereto shall look solely to the funds and property of Owner for the payment of any claim arising hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

OWNER:                                        MANAGER:

USP REAL ESTATE INVESTMENT TRUST              AEGON USA REALTY MANAGEMENT, INC.


By:    /s/ Patrick E. Falconio                By:    /s/ Dennis Roland
   ----------------------------------------      ------------------------------
       Patrick E. Falconio                         Dennis Roland, President
       Chairman of the Board of Trustees


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